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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of August 11, 1997, between GULL LABORATORIES, INC., a Utah corporation (the "Company"), and FRESENIUS AKTIENGESELLSCHAFT, a German corporation ("Fresenius").

1. INTRODUCTION. Pursuant to the Asset Purchase Agreement dated as of April 21, 1997 (as from time to time in effect, the "Purchase Agreement") between the Company and Fresenius, the Company has issued to Fresenius 1,320,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"). This Registration Rights Agreement shall become effective upon the closing under Purchase Agreement. Certain capitalized terms used in this Agreement are defined in Section 3.5 hereof.

2.       REGISTRATION UNDER SECURITIES ACT, ETC.

2.1.     Registration on Request.

         2.1.1. Requests. At any time or from time to time after the date hereof, upon the written request of one or more Qualified Holders requesting that the Company shall use its best efforts to effect the registration under the Securities Act of all or any part of such Qualified Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company shall promptly give written notice of such requested registration to all holders of record of Registrable Securities, and thereupon the Company shall, as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such Qualified Holder or Holders, for disposition in accordance with the intended method of disposition stated in such request;

                  (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 10 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition thereof); and

                  (iii) all shares of Common Stock which the Company may elect to register (for itself or for any other Person) in connection with the offering of Registrable Securities pursuant to this Section 2.1 by having given notice of such election, specifying the number of shares to be so included, to each holder of Registrable Securities within 10 days of its receipt of the notice from such Qualified Holder or Holders;

all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the
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Registrable Securities and the additional shares of Common Stock, if any, so to be registered; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2.1; and provided, further, that if the Company shall have furnished to the Qualified Holder or Holders requesting such registration a certificate, executed on behalf of the Company by its Chairman or President, stating that in the good faith judgment of a committee of disinterested members of the Board of Directors of the Company it would be materially detrimental to the Company (without taking into account the costs to the Company or the demands on its employees in performing the Company's obligations under this Agreement or the effects of the proposed registration on the market price of the Company's securities, unless such effects on such market price would be materially detrimental to another proposed transaction in which securities of the Company are to be issued or otherwise transferred) for a registration statement effecting such registration to be filed, then the Company's obligation under this Section 2.1 shall be suspended for a period of time not to exceed the shorter of the period that is necessary to avoid such detrimental effect and four months from the date of such certificate. If the matter referred to in any such Company certificate has not been resolved upon expiration of the period referred to in the preceding sentence, then at that time the committee of disinterested members of the Board of Directors of the Company must provide the full Board of Directors with a statement of reasons to justify the committee's original decision that registration would be detrimental to the Company and must indicate that registration would continue to be detrimental to the Company. The final decision of the Board of Directors of the Company on the desirability of registration under these circumstances will be controlling. Subject to the other terms and conditions hereof (including without limitation Section 2.1.4 hereof), the holders of a majority of Registrable Securities included, or sought to be included, in any registration pursuant to this Section 2.1 may at any time give notice to the Company that they are withdrawing the request for such registration.

         2.1.2. Registration Statement Form. Registrations under this Section
2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration, provided, however, and if the Company is not electing to register Common Stock for itself as provided in
Section 2.1.1(iii), that the Company shall use Form S-3 (or any successor form thereto) if such form is then available to the Company for the registration of the Registrable Securities and, at the request of one or more Qualified Holders, shall indicate on the facing page of such form that the offering being registered will be conducted in accordance with Rule 415 under the Securities Act (or any successor regulation under the Securities Act providing for delayed or continuous securities offerings.


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         2.1.3. Expenses. The Company will pay all Registration Expenses in connection with the first registration requested under this Section 2.1, up to a maximum of $20,000. The Registration Expenses in connection with each other registration requested under this Section 2.1 shall be allocated among all Persons on whose behalf Registrable Securities or other securities of the Company are included in such registration, pro rata among such Persons on the basis of the respective aggregate proposed offering prices of the Registrable Securities or other securities of the Company then being registered on their behalf specified in the registration statement on file with the Commission with respect thereto; provided, however, that if the Company shall have agreed to bear such expenses of any such Person, then the pro rata portion of such expenses allocated to such Person shall be borne by the Company, up to a maximum of $20,000, unless the Company shall have agreed otherwise with such Person.

         2.1.4. Effective Registration Statement. A registration requested pursuant to this Section 2.1 will not be deemed to have been effected (i) unless such registration has become effective and, if the method of disposition is a firm commitment underwritten public offering, a closing shall have occurred thereunder or (ii) if, after such registration has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or of any court; provided, however, that if the Company shall file a registration statement which does not become effective solely by reason of the refusal to proceed of either the underwriter (if any) or holders of a majority of the Registrable Securities which are proposed to be included in such offering, such registration shall be deemed to have been effected by the Company pursuant to this Section 2.1 unless (subject to the further provisions of this sentence) such holders shall have elected to pay all Registration Expenses in connection with such registration; and provided, further, that, notwithstanding the immediately preceding proviso, if the Company, after receipt of the request for such registration (the "First Registration"), files a registration statement under the Act covering securities in addition to Registrable Securities, to be offered for its own account or for the account of any other Person (the "Second Registration"), and the holders of a majority of the Registrable Securities which are proposed to be included in the First Registration give notice to the Company, within ten (10) days of notice of such Second Registration being given to such holders, that they have determined not to proceed with the First Registration due to the effects on the market for the Company's securities of the Second Registration, then the First Registration shall not be deemed to have been effected.

         2.1.5. Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of


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securities requested to be included in such registration (including securities of the Company or any other Person which are not Registrable Securities) may adversely affect the offering of Registrable Securities, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such adverse effect: (i) first, all Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities (or if the number of Registrable Securities requested to be so included exceeds the number of shares of Common Stock specified by such managing underwriter as being able to be sold in such offering without such adverse effect, then pro rata among such holders on the basis of the number of Registrable Securities requested to be included by such holders), and (ii) second, to the extent of any remaining excess, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof in such proportion as the Company may determine.

         2.1.6. Other Securities. Subject to the second proviso of Section 2.1.4 and to Section 2.1.5, the Company shall be entitled to include in any registration statement referred to in this Section 2.1, for sale in accordance with the notice of the requesting holders of Registrable Securities, shares of Common Stock to be sold by the Company for its own account, or for the account of holders of shares of Common Stock that are not Registrable Securities.

         2.1.7. Competing Registrations. If the holders of Registrable Securities request a registration pursuant to this Section 2.1 after the Company has received a request for registration on behalf of one or more other Persons having rights similar to those contained in this Section 2.1, and such other Person or Persons give notice to the Company, within ten (10) days of notice of such subsequent offering being given to such other Person or Persons, that they have determined not to proceed with the requested registration due to the effects on the market for the Company's securities of the offering so requested by holders of Registrable Securities, then such holders of Registrable Securities shall pay all Registration Expenses in connection with such withdrawn registration.

2.2.     Incidental Registration.

         2.2.1. Notices; Obligation to Register. If the Company at any time proposes to register any shares of Common Stock under the Securities Act (other than (i) a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public,
(ii) a registration on Form S-8, or any successor form thereto, relating to a stock option plan, stock purchase plan, directors' plan, savings or similar employee benefit plan or (iii) pursuant to Section 2.1 hereof), whether or not for sale for its own account, the Company will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such


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holders' rights under this Section 2.2. Upon the written request of any such holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and shall state the intended method of disposition thereof), and subject in the case of underwritten offerings to Sections 2.4.2 and 2.4.4 hereof, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the shares of Common Stock which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registering such shares of Common Stock, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register (and provided the Company acts in accordance with such determination), the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 thereof, and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other shares of Common Stock.

         2.2.2. Effect on Requested Registrations; Expenses. No registration effected pursuant to a request or requests provided for in this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

2.3.     Registration Procedures.

         2.3.1. Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

         (a) prepare and file with the Commission (in the case of a registration pursuant to Section 2.1 hereof and subject to the financial statement age requirements of the Commission's accounting rules, such filing to be made within 60 days after the initial request of one or more Qualified Holders of Registrable


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Securities) the requisite registration statement with respect to such
Registrable Securities (including or incorporating by reference such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and use its best efforts to cause such registration statement to become and remain effective, provided that before filing such registration statement or any amendment or supplement thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed for review,and comment;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earliest of: (i) in the case of a registration pursuant to Section 2.1 hereof which is not effected on a Form S-3 (or any successor Form thereto), the expiration of 120 days after such registration statement becomes effective, or
(ii) in the case of a registration pursuant to Section 2.2 hereof, such date as the Company may determine, provided that if such registration relates to an underwritten offering and less than all the Registrable Securities are withdrawn from registration after the expiration of the relevant period, the shares to be so withdrawn shall be allocated pro rata among the holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration (it being understood that the shares sold pursuant to such an offering shall have been allocated among all Persons for whose account such shares are being registered in accordance with the priorities specified in
Section 2.1.5 or 2.4.2 hereof, as applicable), or (iii) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus and supplements thereto included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller or underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other state securities laws or blue sky laws of such United States jurisdictions as any seller or any underwriter, if


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any, of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as the registration statement filed under the Securities Act remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller, provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

         (e) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) advise each seller of Registrable Securities covered by such registration statement, promptly after it receives notice thereof, of the time when such registration statement or any amendment thereto has become effective or any related prospectus or any supplement to such prospectus or any amendment to such prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any related preliminary prospectus or prospectus, of the suspension of the qualification of such Registrable Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any such preliminary prospectus or prospectus or suspending any such qualification, to use promptly all its best efforts to obtain withdrawal of such order;

         (g) file promptly all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the time such registration statement


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becomes effective and during any period when any related prospectus is required to be delivered;

         (h) otherwise use its best efforts to comply with all applicable provisions of the Securities Act and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

         (i) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

         (j) in connection with any offering pursuant to Section 2.1 hereof or in connection with any underwritten offering of Registrable Securities, furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for purposes of such registration, addressed to the underwriters and to such seller making such request, covering such legal matters with respect to such registration as such seller of such Registrable Securities may reasonably request and are customarily included in such an opinion, and (ii) letters, dated the effective date of the registration statement and the date, if any, such securities are delivered to the underwriters for sale pursuant to such registration, from the independent certified public accountants of the Company, addressed to the underwriters and to such seller making such request, covering such financial, statistical and accounting matters with respect to such registration as such seller of such Registrable Securities may reasonably request and are customarily included in such letters; and

         (k) use its best efforts to list all Registrable Securities covered by such registration statement on each securities exchange on which any of the securities of the same class as the Registrable Securities are then listed (which shall be deemed to include any automated quotation system on which any of such securities are then quoted).

Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (e) of this Section 2.3.1, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this
Section 2.3.1 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such


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Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 2.3.1 shall be extended by the length of the period from and including the date when the Company shall have given such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 2.3.1.

         2.3.2. Information Concerning Holders. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing for inclusion in the registration statement in accordance with the rules and regulations of the Commission or in connection with any registration, qualification, compliance or filing for an exemption under state securities laws.

2.4.     Underwritten Offerings.

         2.4.1. Selection of Underwriters. If a requested registration pursuant to Section 2.1 hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of more than 50% of the Registrable Securities as to which registration has been requested, shall be of recognized national standing and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of such underwriters.

         2.4.2. Incidental Underwritten Offerings. (a) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 hereof and such securities are to be distributed by or through one or more underwriters, the right of any holder of Registrable Securities to registration pursuant to Section 2.2 hereof shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in such underwriting. The Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 hereof, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters; provided, however, that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any other securities which shall have exercised, in respect of such underwritten offering, registration rights with respect to such offering by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities so requested to be included would interfere with the successful marketing of the Company's securities (other than such Registrable Securities and other securities so requested to be included pursuant to registration rights comparable to the rights under Section 2.2 hereof) or, if the offering is being made


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pursuant to the request of holders which shall have exercised, in connection with such underwritten offering, registration rights comparable to the rights under Section 2.1 hereof, the securities of such holders requested to be included in such registration ("Demand Securities") by the underwriters (such writing to state the approximate number of such Registrable Securities and other securities so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and of such other securities so requested to be included (other than Demand Securities), exclude pro rata (based on the number of shares originally requested to be included in the registration by each such holder) from such registration statement (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and such other securities (other than Demand Securities) so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other securities (other than Demand Securities) so that the resultant aggregate amount of such Registrable Securities and of such other securities (other than Demand Securities) so requested to be included which are included in such registration statement shall be equal to the approximate amount stated in such managing underwriter's letter. The holders of Registrable Securities whose Registrable Securities are to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holders and such holders' intended methods of distribution and other representations and warranties customarily made by selling securityholders in connection with such an offering.

         2.4.3. Other Registration Rights. The Company represents and warrants to Fresenius that, as of the date of this Agreement, it has not agreed to register any securities of the Company under the Securities Act or the laws of any other jurisdiction pursuant to registration rights which conflict with those granted pursuant to this Agreement. The Company agrees that, except with the consent of the holders of a majority of the Registrable Securities, it will not grant any registration rights with respect to its securities that will conflict with registration rights granted hereunder.


         2.4.4. Holdback Agreements.


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         (a) Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities, if and to the extent so required by the managing underwriter, not to effect any public sale or distribution, or any sale pursuant to Section 4(1) of the Securities Act (except for private transactions in reliance on the so-called "4(1 1/2)" exemption thereunder) or Rule 144 promulgated by the Commission under the Securities Act, as from time to time in effect, of such securities or of any Common Stock or other securities convertible into or exercisable for Common Stock during a period of seven days prior to nor a period of 180 days after any underwritten registration pursuant to Section 2.1 or 2.2 hereof has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration.

         (b) The Company agrees if and to the extent so required by the managing underwriter, not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during a period of seven days prior to nor a period of 180 days after any underwritten registration pursuant to Section 2.1 hereof has become effective, except as part of such underwritten registration and except pursuant to a registration of securities to be offered and sold (i) pursuant to a stock option plan, stock purchase plan, managing directors' plan, savings or similar employee benefit plan, (ii) pursuant to an acquisition of a business, merger or exchange of stock for stock on Form S-4 (or any successor form), (iii) in an offering of securities other than for the account of the Company pursuant to a registration effective at the time of such underwritten registration or
(iv) pursuant to obligations under agreements to which the Company is party as in effect on the date hereof.

2.5.     Indemnification and Contribution.

         2.5.1. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2 hereof, the holder of any Registrable Securities which are covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (whether arising out of a claim of a party hereto, a third party or otherwise), to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any


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preliminary prospectus, final prospectus, summary prospectus, notification or offering circular contained therein or otherwise used or approved for use by the Company in the offering pursuant thereto, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding or successfully enforcing the provisions hereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, notification, offering circular, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing by such holder or, if the Person seeking indemnification is an underwriter, by such underwriters, in either case expressly for use therein, and (ii) the provisions of this Section 2.5.1 shall not inure to the benefit of any underwriter (or any Person controlling such underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of securities to any Person if such underwriter failed to send or give a copy of the related prospectus, as the same may be then amended or supplemented, to such Person within the time required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

         2.5.2. Indemnification by the Sellers. In the event of any registration of any Registerable Securities under the Securities Act, each holder of Registrable Securities registered under the registration statement shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5.1 hereof) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, each Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, summary prospectus, notification or offering circular contained therein, or any amendment or supplement thereto, if and to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in writing by such holder expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, this obligation shall not apply to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of the Company to provide such Person with such current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the obligations of each such seller of Registrable Securities pursuant to any such undertaking shall be limited to an amount equal to the aggregate sales price of the Registrable Securities of such seller sold pursuant thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

         2.5.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.5.1 or 2.5.2 hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.5.1 or 2.5.2 hereof except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof (unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the counsel chosen by such indemnifying party is not reasonably satisfactory to such indemnified party or the indemnifying party does not in fact assume such defense), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or enforcement. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party (which shall not be unreasonably withheld) if it does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect of such claim or litigation without any payment or consideration provided by such indemnified party other than a payment or consideration as to which such indemnified party is concurrently indemnified by an equal payment to such indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party (which shall not be unreasonably withheld).

         2.5.4. Contribution. If the indemnification provided for in Section
2.5.1 or 2.5.2 hereof is unavailable to a party that would have been an indemnified party under such Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that the liability of a seller of Registrable Securities shall not exceed an amount equal to the aggregate sales price of the Registrable Securities of such seller sold pursuant thereto. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.5.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 2.5.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 2.5.4 hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) and of successfully enforcing the provisions hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         2.5.5. Other Indemnification and Contribution. Indemnification and contribution similar to that specified in Sections 2.5.1, 2.5.2, 2.5.3 and 2.5.4 hereof (with appropriate modifications) shall be given by the Company and each seller of

Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

         2.5.6. Payments. The indemnification and contribution required by this
Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.       GENERAL.

         3.1. Rule 144. So long as the Common Stock of the Company is registered pursuant to the requirements of Section 12 of the Exchange Act, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will inform such holder whether it has complied with such requirements.

         3.2. Nominees for Beneficial Owners. In the event that Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement).

         3.3. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, and the holders of more than 50% of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 3.3, whether or not Registrable Securities shall have been marked to indicate such consent.

         3.4. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex or telecopy by receipt of the correct answerback or other communication) or (y) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to Fresenius, at Borkenberg 14, 61440 Oberursel, Germany, attn: President-Intensive Care and Diagnostics Division; (b) if to any other holder of Registrable Securities, to the registered address of such holder as set forth in the Company's transfer records; and (c) if to the Company, to the attention of its President at its office located at 1011 East Murray Holladay Road, Salt Lake City, Utah, 84117 USA, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

         3.5. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:


         Affiliate: As defined in Rule 405 of the Commission under the Securities Act.

         Commission: The United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         Common Stock: As defined in Section 1 of this Agreement.

         Company: As defined in the Preamble to this Agreement.

         Demand Securities: As defined in Section 2.4.2 of this Agreement.

         Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be amended from time to time.

         First Registration: As defined in Section 2.1.4 of this Agreement.

         NASD: The National Association of Securities Dealers, Inc.

         Person: A corporation, an association, a partnership, an organization, a trust, a business, an individual, a government or political subdivision thereof, a governmental agency or any other entity.

         Purchase Agreement: As defined in Section 1 of this Agreement.

         Qualified Holders: Any holder or group of holders of Registrable Securities making a written request pursuant to Section 2.1 hereof for the registration of all or part of the Registrable Securities held by such holder or holders if on the date of such request (a) such holder is Fresenius or an Affiliate of Fresenius, or (b) the number of shares of Common Stock to be registered exceeds 50% of the Registrable Securities then outstanding.

         Registrable Securities: The 1,320,000 shares of Common Stock issued to Fresenius on the date of this Agreement pursuant to the terms of the Purchase Agreement, including any securities issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, except for shares of Common Stock which have been distributed to the public pursuant to a registration statement or Rule 144 (or any successor provision) under the Securities Act and except for shares the certificates evidencing which have had the legend specified in Section 3.8(a) hereof properly removed pursuant to Section 3.8(b) hereof.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2 hereof, including without limitation all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel retained by the holders of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries or fringe benefits of Company personnel or general overhead expenses of the Company, and shall not include premiums or other expenses relating to liability insurance required by underwriters or the Company, or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

         Second Registration: As defined in Section 2.1.4 of this Agreement.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

         3.6. Determination of Percentages of Registrable Securities. For purposes of determining any percentage or specified group of holders of Registrable Securities, holders of securities which are exercisable or exchangeable for, or convertible into, Registrable Securities shall be deemed to be holders of the Registrable Securities which are at the time issuable upon such exercise, exchange or conversion.

         3.7. Consolidation, Merger, Etc. The Company agrees not to effect any consolidation, merger or any transfer of all or substantially all of its properties or assets for consideration consisting of securities unless, prior to the consummation thereof, the successor corporation or other Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing such properties or assets shall assume, by written instrument executed and mailed or delivered to each holder of Registrable Securities, the due and punctual performance of the obligations of the Company hereunder. The provisions of this Section 3.7 shall similarly apply to successive consolidations, mergers and transfers.

         3.8. Restrictive Legend. (a) Except as otherwise permitted by this
Section 3.8, each Registrable Security shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares."

         (b) With respect to any particular Registrable Securities evidenced by a certificate or certificates bearing the legend required by Section 3.8(a), (i) whenever such Registrable Securities shall have been effectively registered under the Securities Act, or (ii) when, in the opinion of either outside counsel, reasonably satisfactory to the Company, for the holder thereof or counsel for the Company, such legend is no longer required to appear on the certificates in order to ensure compliance with the Securities Act, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates evidencing such securities of like tenor not bearing the legend required by Section 3.8(a) hereof.

         3.9. Company Cooperation. From and after such time, if any, as the Common Stock shall cease to be registered under the Exchange Act, the Company agrees to cooperate in such manner as may be reasonably requested by any holder of Registrable Securities in connection with a proposed sale or other transfer of all or any portion of such Registrable Securities in order to permit such holder to utilize exemptions from registration under the Securities Act and state securities laws which may be applicable to the proposed sale or other transfer, including without limitation, if applicable, providing to prospective purchasers the information specified in Rule 144A promulgated under the Securities Act or any similar or successor rule.

         3.10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including without limitation the holders from time to time of Registrable Securities), whether so expressed or not. This Agreement embodies the entire agreement and understanding between the Company and Fresenius and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the domestic substantive laws of the State of Utah, without reference to any choice or conflict of laws principles which could cause the application of the domestic substantive laws of any other jurisdiction. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.



                                    GULL LABORATORIES, INC.


                                    By: /s/ George R. Evanega
                                       --------------------------
                                    Name: George R. Evanega
                                    Title:President and CEO


                                    FRESENIUS AKTIENGESELLSCHAFT


                                    By: /s/ Rainer Baule
                                       --------------------------
                                    Name: Rainer Baule
                                    Title: Member of the Management Board

                                       S-1